Exhibit 99.1

Handy & Harman Ltd. Commences Fully-Financed Tender Offer for Up to 10,028,724 Shares, or Approximately 96.5% of the Outstanding Shares, of JPS Industries, Inc. for $10.00 per Share

Today’s Commencement of Handy & Harman’s Tender Offer Marks the First Step Towards Providing JPS’ Unaffiliated Stockholders with Substantial Value and Immediate Liquidity for Their JPS Investment

At JPS’ Upcoming 2015 Annual Meeting, Stockholders Will Have the Opportunity to Ensure that Such Value and Liquidity is Realized by Voting for Steel’s Director Nominees, Who Are Committed to Completing a Sale of the Company to Handy & Harman or a Higher Bidder

WHITE PLAINS, N.Y., Jan. 26, 2015 -- Handy & Harman Ltd. (HNH) (“HNH”), a diversified global industrial company, announced today, that one of its wholly owned subsidiaries, Handy & Harman Group Ltd. (“HNH Group”), through one of HNH Group’s wholly owned subsidiaries, HNH Group Acquisition LLC (the “Purchaser”), has commenced the fully-financed tender offer, previously announced on January 22, 2015, to purchase up to 10,028,724  shares, or approximately 96.5% of the outstanding shares, of common stock of JPS Industries, Inc. (Pink Sheets: JPST) (the “Company” or “JPS”), at a price of $10.00 per share in cash to all stockholders other than SPH Group Holdings LLC (“SPHG Holdings”), a subsidiary of Steel Partners Holdings L.P. (SPLP) (“SPH”), the parent company of HNH, and with respect to the shares owned by SPHG Holdings, in exchange for common stock of HNH.  SPHG Holdings currently owns 4,021,580 shares, or approximately 38.7% of the outstanding shares, of the Company and has been a significant stockholder of JPS since 2001.  The tender offer is scheduled to expire at 5:00 p.m., New York City time, on February 26, 2015, unless the offer is extended. The full terms, conditions and other details of the tender offer are set forth in the offering documents that HNH Group will mail today to JPS stockholders.

Separately today, SPH will be announcing that it has commenced the mailing of proxy materials to JPS stockholders, including a GREEN proxy card and a letter to stockholders, to elect four director nominees at JPS’ upcoming 2015 Annual Meeting.  SPH has nominated Jack L. Howard, John J. Quicke, Jeffrey C. Levy and Gus Halas for election to JPS’ Board of Directors.  Subject to their fiduciary duties, if elected, these directors would immediately explore strategic alternatives for the Company at the highest bid, including the fully-financed tender offer by HNH Group.

Warren Lichtenstein, Chairman of HNH, commented, “We are excited to commence today’s tender offer and take our fully-financed $10 per share cash offer directly to JPS’ unaffiliated stockholders. Stockholders will have an important opportunity on February 19, 2015 at JPS’ 2015 Annual Meeting to ensure the completion of our $10 offer, or any higher offer that may emerge, by voting to elect SPH’s director nominees.   It is time that JPS’ unaffiliated stockholders finally have the opportunity to decide for themselves whether they prefer immediate liquidity for their shares at a premium, as provided by our fully-financed $10 tender offer, or any higher offer, or would rather continue to suffer under the illiquid and troubling status quo.  We think JPS’ unaffiliated stockholders can see right through the self-interested agenda of the group led by Lloyd Miller and CEO Mikel Williams, which is seeking control of JPS without paying for it.  We are highly confident that a significant majority of JPS’ unaffiliated stockholders will tender their shares pursuant to our offer.  We encourage all JPS stockholders to review the proxy materials SPH mailed today and to complete and return SPH’s Green Proxy Card to ensure that their voices are heard and that they do not miss out on this important opportunity to monetize their investment at a substantial premium.”

HNH’s tender offer of $10.00 per share represents a premium of approximately 44.5% over JPS’ closing price of $6.92 on December 29, 2014, the day before HNH publicly announced its willingness to enter into a definitive merger agreement with JPS to acquire all of the outstanding shares of common stock of JPS not already owned by SPHG Holdings, for $10.00 per share in cash.  As reported on the OTC Markets, the last closing price for shares of JPS common stock prior to public announcement of the intent to launch the tender offer, on January 22, 2015, was $9.45 per share and the inside bid and offer prices for the shares, on such date, were $9.42 and $9.48, respectively.

The tender offer is fully-financed and is not subject to or conditioned upon any financing arrangements.

The tender offer is being made subject to certain, limited conditions as set forth in the offering documents, including: (i) there being validly tendered, and not withdrawn before the expiration of the offer, a number of shares which, together with the shares then owned by SPHG Holdings and its affiliates, represents at least a majority of the total number of shares outstanding on a fully diluted basis, (ii) the JPS Board of Directors having redeemed the rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Rights”), issued pursuant to the Rights Agreement, by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent, dated as of May 2, 2005, as amended on November 17, 2005, August 14, 2006 and December 23, 2008, or HNH being satisfied, in its reasonable discretion, that such Rights have been invalidated or are otherwise inapplicable to the offer, (iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iv) the mailing by HNH, in accordance with Delaware law and the rules and regulations of the Securities and Exchange Commission, of an Information Statement with respect to the issuance of necessary HNH common stock, such issuance having already been approved by SPH as HNH’s majority stockholder.

MacKenzie Partners, Inc. is the Information Agent for this fully-financed tender offer and any questions or requests for the Offer to Purchase and related materials with respect to the tender offer may be directed to MacKenzie Partners, Inc. by telephone at (800) 322-2885 or email at tenderoffer@mackenziepartners.com.

Notice to Investors

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES.  THE SOLICITATION AND THE OFFER TO BUY THE COMPANY’S COMMON STOCK IS ONLY BEING MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT THE PURCHASER WILL MAIL TO REGISTERED HOLDERS OF THE COMPANY’S COMMON STOCK.  SHAREHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.  SHAREHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE BY CONTACTING MACKENZIE PARTNERS, INC. BY TELEPHONE AT (800) 322-2885 OR EMAIL AT TENDEROFFER@MACKENZIEPARTNERS.COM.

STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF JPS FOR USE AT THE 2015 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS AND NOMINEES IN SUCH PROXY SOLICITATION.  A PROXY STATEMENT AND A FORM OF GREEN PROXY CARD ARE BEING MAILED TODAY TO STOCKHOLDERS OF JPS AND WILL ALSO BE AVAILABLE AT NO CHARGE AT www.stockholderdocs.com/JPST-SteelPartners

Forward-Looking Statements

This release contains forward-looking statements relating to HNH’s (through an indirect subsidiary) tender offer for shares of common stock of the Company and HNH’s expectations with regard to the proposed transaction.  These forward-looking statements are based on HNH’s current intent, expectations, estimates and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  In addition, some factors are beyond HNH’s control.  Factors that could cause actual results to differ materially from the statements made in this release include, among others, the willingness of the Company’s shareholders to tender their shares in the offer, the number and timing of shares tendered and the satisfaction or waiver by HNH to the extent legally permissible of all conditions to the offer.  HNH undertakes no obligation to update information contained in this release.

About Handy & Harman Ltd.

Handy & Harman Ltd. is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its wholly-owned operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH’s diverse product offerings are marketed throughout the United States and internationally.

HNH’s companies are organized into four businesses: Joining Materials, Tubing, Building Materials and Kasco.

The Company sells its products and services through direct sales forces, distributors, and manufacturer’s representatives. HNH serves a diverse customer base, including the construction, electrical, transportation, utility, medical, oil and gas exploration and food industries.

The Company’s business strategy is to enhance the growth and profitability of the HNH business units and to build upon their strengths through internal growth and strategic acquisitions. Management expects HNH to continue to focus on high margin products and innovative technology. Management has evaluated and will continue to evaluate, from time to time, potential strategic and opportunistic acquisition opportunities, as well as the potential sale of certain businesses and assets.

The Company is based in White Plains, N.Y., and its common stock is listed on the NASDAQ Capital Market under the symbol HNH. Website: www.handyharman.com

James F. McCabe, Jr., Senior Vice President and Chief Financial Officer
212-520-2300
jmccabe@steelpartners.com